UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

Phathom Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2022, Phathom Pharmaceuticals, Inc. (the “Company”) entered into an amendment to that certain Loan and Security Agreement, dated as of September 17, 2021, as amended, by and among the Company, the lenders thereunder, and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and the lenders thereunder (the “Second Loan Amendment”), pursuant to which the date the second tranche of funding of $50 million under the Loan and Security Agreement will remain available to the Company, if specified conditions are met, has been moved until either February 15, 2023 or, if the Prescription Drug User Fee Act (PDUFA) target action date for the Company’s pending New Drug Application is extended beyond the current PDUFA target action date, May 15, 2023, rather than December 15, 2022. In addition, under the Second Loan Amendment the date on which the revenue covenant is set to commence, which covenant requires the Company to achieve a certain level of trailing three-month net product revenue from the sale of vonoprazan and products containing vonoprazan, has been moved from May 15, 2023, to November 15, 2023.

The foregoing description of the Second Loan Amendment is a summary, is not complete, and is qualified in its entirety by the full text of the Second Loan Amendment, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: September 29, 2022	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary

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